                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 11, 2003

                       PEGASUS COMMUNICATIONS CORPORATION
   ---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                         0-32383                   23-3070336
-----------------               ----------------         ---------------------
 (State or Other                   (Commission              (IRS Employer
 Jurisdiction of                   File Number)           Identification No.)
  Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania   19004
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         Our next Annual Meeting of Stockholders is currently scheduled to be held on August 9, 2003, which is more than 30 calendar days after the anniversary of our 2002 Annual Meeting. Holders of our outstanding common stock as of July 25, 2003 will be entitled to vote at the annual meeting. As a result, the deadline for submissions of stockholder proposals relating to the annual meeting has changed from the dates specified in last year's proxy statement.

         To be considered for inclusion in our proxy materials for the annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials. We have set the deadline for receipt of such proposals as the close of business on July 18, 2003.

         Stockholders intending to present a proposal for consideration at the annual meeting outside the processes of Rule 14a-8 must notify us on or before the close of business on July 18, 2003. Otherwise the proposal will be considered untimely and our company's proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the annual meeting, without including information regarding the proposal in our proxy materials.

         Proposals should be addressed to the attention of Scott A. Blank, Secretary of Pegasus Communications Corporation, c/o Pegasus Communications Management Company, Suite 200, 225 City Line Avenue, Bala Cynwyd, Pennsylvania 19004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PEGASUS COMMUNICATIONS CORPORATION


                                  By: Scott A. Blank
                                     ------------------------------------------
                                      Scott A. Blank
                                      General Counsel and Senior Vice President
                                      of Legal and Corporate Affairs

July 11, 2003